EXHIBIT 10.17a

                        CASH SUBORDINATED LOAN AGREEMENT

         This Cash Subordinated Loan Agreement (the "Agreement") is effective as of the 8th day of September, 1997 by and between Joel W. Greenberg (the "Lender") and Alaron Trading Corporation (the "Borrower"), who mutually agree as follows:

         1.       (a)      The      term      "Designated        Self-Regulatory
                           Organization"  or DSRO"  shall  mean the  Exchange(s)
                           and/or other  Self-Regulatory  Organizations which is
                           (are) a party to the Joint Audit  Agreement and which
                           has  (have)  been   designated  by  the  Joint  Audit
                           Committee as the Borrower's DSRO. The Borrower's DSRO is subject to change from time to time at the Joint
                           Audit Committee's discretion.

                  (b)      The  term  "Commission"   shall  mean  the  Commodity
                           Futures Trading Commission.

                  (c) The term "Capital Requirement" shall mean the rules, regulations, and requirements of the Designated Self-Regulatory Organization which were adopted pursuant to CFTC Regulations 1.17 and 1.52.

                  (d)      The term "CFTC  Regulations" shall mean the Commodity
                           Futures  Trading   Commission's   Minimum   Financial
                           Regulations.

                  (e) The term "Adjusted Net Capital" shall mean adjusted net capital as defined in Commodity Futures Trading Commission Regulation
                           1.17(c)(5).

                  (f) The term "Subordination Agreement" shall mean either a subordinated loan agreement or a secured demand note agreement, as these terms are defined in Commodity Futures Trading Commission Regulation 1.17(h)(1).

         2. Lender hereby agrees to lend the sum of One Million Dollars ($1,000,000) to Borrower, and Borrower agrees to borrow the said sum from Lender upon the terms and conditions set forth herein.

         3. Subject to the terms and conditions hereinafter set forth, the Borrower will repay the principal amount due plus interest thereon from the date hereof to the Maturity


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Date at the rate of thirteen  percent  (13%) per annum (the  "Indebtedness")  on
September 8, 1998 (the "Maturity Date").

         4. The Lender hereby subordinates any right to receive any payment with respect to this Agreement, together with accrued interest or compensation, to the prior payment or provision for payment in full of all claims of all present and future creditors of the Borrower arising out of any matter occurring prior to the Maturity Date, except for claims which are the subject of subordination agreements which rank on the same priority as or are junior to the claim of the Lender under this Agreement.

         5. The proceeds of this Agreement shall be used and dealt with by the Borrower as part of its capital and shall be subject to the risks of its business.

         6. The Borrower shall have the right to deposit any cash proceeds of this Agreement in an account or accounts in its own name in any bank or trust company.

         7. Borrower, at its option, but not at the option of Lender, may make a payment of all or any portion of the Indebtedness prior to the scheduled Maturity Date (hereinafter referred to as a "Prepayment"). No prepayment may be made before the expiration of one year from the date this Agreement becomes effective, unless it is a Special Prepayment made pursuant to paragraph 8 hereof. No Prepayment shall be made if, after giving effect thereto (and to all payments of payment obligations under any other Subordination Agreements then outstanding, the maturity or accelerated maturities of which are scheduled to fall due within six months after the date such Prepayment is to occur pursuant to this provision, or on or prior to the date on which the payment obligation with respect to such Prepayment is scheduled to mature disregarding this provision, whichever date is earlier) without reference to any projected profit or loss of the Borrower, the Adjusted Net Capital of the Borrower is less than the amount required by CFTC Regulation 1.17(h)(2)(vii)(A) or, if the Borrower is a securities broker or dealer, the amount of net capital specified in Rule 15c3-1d(b)(7) of the Regulations of the Securities and Exchange Commission [17 C.F.R. 240.15c3-d(b)(7)], if it is greater.

         8. Borrower, at its option, but not at the option of Lender, may make a payment of all or any portion of the Indebtedness prior to the scheduled Maturity Date (hereinafter referred to as a "Special Prepayment") if the written consent of the Designated Self-Regulatory Organization is first obtained. Provided, however, that no Special Prepayment shall be made if:

                  (a) After giving effect thereto (and to all payments of payment obligations under any other Subordination Agreements then outstanding, the maturities or accelerated maturities of which are


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                           scheduled  to fall due within  six  months  after the
                           date such Special Prepayment is to occur pursuant to this provision or on or prior to the date on which the payment obligation in respect to such Special Prepayment is scheduled to mature disregarding this
                           provision,   whichever   date  is  earlier)   without
                           reference to any projected profit or loss of the Borrower, the Adjusted Net Capital of the Borrower is less than the amount required by CFTC Regulation
                           1.17(h)(2)(vii)(B)   or,   if  the   Borrower   is  a
                           securities broker or dealer, the amount of net capital specified in Rule 15c3-d(c)(5)(ii) of the regulations of the Securities and Exchange Commission [17 C.F.R. 240. 15c3-1d(c)(5)(ii)], if it is greater;
                           or

                  (b) Pretax losses during the latest three month period were greater than 15% of current excess Adjusted Net Capital.

         9.       (a)      The payment obligation  of  the  Borrower  in respect
                           to this  Agreement  shall be suspended  and shall not
                           mature  if,  after  giving  effect to payment of such
                           payment  obligation  (and to all  payments of payment
                           obligations   of  the   Borrower   under   any  other
                           Subordination  Agreements then outstanding  which are
                           scheduled   to  mature  on  or  before  such  payment
                           obligation), the Adjusted Net Capital of the Borrower would be less than the amount required by CFTC
                           Regulation 1.17(h)(2)(viii) or, if the Borrower is a securities broker or dealer, the amount of net capital specified in Rule 15c3- 1d(b)(8)(i) of the Regulations of the Securities and Exchange Commission
                           [17 C.F.R.  240.15c3-1d(b)(8)(i)],  if it is greater.
                           Provided that, if the payment obligation of the Borrower hereunder does not mature and is suspended as a result of the requirements of this paragraph for a period of not less than six months, the Borrower shall then commence the rapid and orderly liquidation of its entire business, but the right of Lender to receive payment, together with accrued interest or compensation, shall remain subordinate as required by the provisions of this Agreement.

                  (b) In the event the Borrower is required to commence a rapid and orderly liquidation, as permitted in paragraph 9(a), the date on which the liquidation commences shall be the maturity date for any Subordination Agreement of the Borrower then outstanding, but the rights of the respective lenders to receive payment, together with accrued interest or compensation, shall remain subordinate as required by the provisions of such agreements.


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         10. Subject to the provisions of paragraph 9 of this Agreement,  Lender
may,   upon  prior   written   notice  to  the  Borrower   and  the   Designated
Self-Regulatory Organization and, if required, the Commission, given not earlier than six months after the effective date of this Agreement, accelerate the date on which the payment obligation of the Borrower, together with accrued interest or compensation, is scheduled to mature to a date not earlier than six months after giving of such notice, but the rights of the Lender to receive payment together with accrued interest or compensation, shall remain subordinate as required by the provisions of this Agreement.

         11. Notwithstanding the provisions of paragraph 9 of this Agreement, the payment obligation of the Borrower with respect to this Agreement, together with accrued interest and compensation, shall mature in the event of any receivership, insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to the bankruptcy laws, or any other marshaling of the assets and liabilities of the Borrower, but the right of the Lender to receive payment, together with accrued interest or compensation, shall remain subordinate as required by the provisions of this Agreement.

         12. The Borrower shall immediately notify the Designated Self-Regulatory Organization and the Commission if, after giving effect to all payments of payment obligations under Subordination Agreements then outstanding which are due or mature within the following six months without reference to any projected profit or loss of the Borrower, its Adjusted Net Capital would be less than the amount required by CFTC Regulation 1.17(h)(3)(ii) or, if Borrower is a securities broker or dealer, the amount of net capital specified in Rule 15c3-1d(c)(Z) of the Regulations of the Securities and Exchange Commission [17 C.F.R. 240.15c-1d(c)(Z)], if it is greater.

         13. Neither this Agreement nor any note or other instrument made hereunder is entered into in reliance upon the standing of the Borrower as a member organization of any commodity exchange or securities exchange or upon any such exchange's surveillance of the Borrower or its capital position. The Lender is not relying upon any such exchange to provide any information concerning or relating to the Borrower. No such exchange has a responsibility to disclose to the Lender any information concerning or relating to the Borrower which it may have now or at any future time. Neither any such exchange nor any officer or employee of any such exchange shall be liable to the Lender with respect to this Agreement, the Indebtedness, the repayment thereof, any interest or compensation thereon or any damages resulting from the breach of this Agreement. Neither the Designated Self-Regulatory Organization nor the Commission is a guarantor of this Agreement.



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         14. This  Agreement  shall be binding  upon the Lender and the Borrower and their respective heirs, executors, administrators, successors and assigns.

         15. Any note or other written instrument evidencing the Indebtedness shall bear on its face an appropriate legend stating that such note or instrument is issued subject to the provisions of this Agreement, which shall be adequately referred to and incorporated by reference herein.

         16. This Agreement shall not be subject to cancellation by either party, no payment shall be made with respect thereto and this Agreement shall not be terminated, rescinded or modified by mutual consent or otherwise if the effect thereof would be inconsistent with the Capital Requirements or, if applicable, the CFTC Regulations.

         17. This Agreement supersedes all prior agreements of the parties with respect to the Indebtedness.

         IN WITNESS WHEREOF, the parties have set their hands this 8th day of September, 1997.


/s/ Steven Greenberg                                          9/8/97
-------------------------------------                         ------
Borrower - Alaron Trading Corporation


/s/ Joel W. Greenberg                                         9/8/97
-------------------------------------                         ------
Lender - Joel W. Greenberg                                    Date



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                               FIRST AMENDMENT TO
                        CASH SUBORDINATED LOAN AGREEMENT
                             DATED SEPTEMBER 8, 1997
                                 BY AND BETWEEN
                            JOEL W. GREENBERG, LENDER
                                       AND
                      ALARON TRADING CORPORATION, BORROWER

         This document amends the Cash Subordinated Loan Agreement effective as of the 8th day of September, 1997 by and between Joel W. Greenberg (the "Lender") and Alaron Trading Corporation (the "Borrower") on the 28th day of August, 1998. The parties hereto mutually agree as follows:

                                    RECITALS

         WHEREAS, Lender loaned Borrower sum of One Million & No/100 dollars ($1,000,000.00) pursuant to the terms and conditions of the Cash Subordinated Loan Agreement dated September 8, 1997 entered into between the parties.

         WHEREAS, subject to the terms and conditions set forth in the September 8, 1997 Cash Subordinated Loan Agreement, Borrower agreed to repay the principal amount plus interest thereon from September 8, 1997, to the Maturity Date at the rate of Thirteen (13) percent per annum on September 8, 1998 (the "Maturity Date").

         WHEREAS, the parties desire to amend said Maturity Date (September 8, 1997) to September 8, 1999, extending said Date an additional year.

         NOW THEREFORE, the parties agree as follows:

                                    AGREEMENT

1) That Borrower agrees to repay to Lender the principal amount of One Million & No/100 Dollars ($1,000,000.00) plus interest thereon at the rate of Thirteen
(13) percent per annum on September 8, 1999.

2) This Agreement amends only paragraph three (3) of the prior agreement dated September 8, 197 relating to the Maturity Date. The remainder of the terms of the prior agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have set their hands this 13th day of August, 1998.

/s/ Steven Greenberg                                          8/13/98
-------------------------------------                         ------
Borrower - Alaron Trading Corporation

/s/ Joel W. Greenberg                                         8/13/98
-------------------------------------                         ------
Lender - Joel W. Greenberg                                    Date


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                             SUBORDINATION AGREEMENT

                              INFORMATION STATEMENT


Name and Address of Lender:                    Joel W. Greenberg
                                               -----------------------------
                                               822 West Washington Boulevard
                                               -----------------------------
                                               Chicago, Illinois  60607
                                               -----------------------------

Business relationship of lender to clearing member:

   X   Officer           Partner         Stockholder           Other(explain)
-------           -------          ------               -------

Did the clearing member carry funds or securities for the lender at or about the time the proposed subordination agreement was filed?

                  Yes                           No    X
                      -------                      -------